                                                                     EXHIBIT 1.2

                                     BY-LAWS
                                       OF
                            KMART HOLDING CORPORATION
                             A DELAWARE CORPORATION

                                    ARTICLE I
                             STOCKHOLDERS' MEETINGS

                  SECTION 1. PLACE OF MEETINGS. The annual meeting of stockholders for the election of directors and all special meetings for that or for any other purpose shall be held at such time and place, either within or without the State of Delaware as may from time to time be designated by the Board of Directors.

                  SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of any other business authorized or required to be transacted by the stockholders, shall be held on the fourth Tuesday in May in each year at nine o'clock A.M., or at such other time as the Board of Directors may designate. Any annual meeting not held at the time prescribed therefor may be held at any time thereafter to which said meeting may be adjourned or for which it may be called.

                  SECTION 3. SPECIAL STOCKHOLDERS' MEETINGS. Special meetings of stockholders other than those regulated by statute may be called by the Chairman or Vice Chairman of the Board, by the President or the Chief Executive Office (if one is designated), or by the Board of Directors, either by a Directors' resolution or a written instrument signed by a majority of the Directors.

                  SECTION 4. NOTICE OF MEETINGS. Written notice of the time, place and purposes of a meeting of stockholders shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage prepaid.

                  SECTION 5. QUORUM. At all meetings of stockholders, except where it is otherwise provided by law, the holders of a majority of the outstanding shares entitled to vote, being present in person or represented by proxy, shall constitute a quorum for all purposes.

                  SECTION 6. INSPECTORS OF ELECTION. Prior to the annual meeting of stockholders, the Board of Directors and in the absence of the Board of Directors, the Chairman or Vice Chairman of the Board or the Chief Executive Officer (if one is designated) or the President shall appoint one or more Inspectors of Election to act as inspectors at such meeting and at any meeting of stockholders which may be held during the ensuing year. It shall be the duty of Inspectors of Election to receive and classify all proxies as received, and check same with the record of stockholders entitled to vote at such meetings, to tabulate votes, and to report to the chairman of the meeting the total number of shares represented at the meeting in person or by proxy, and the result of the voting.

                  SECTION 7. VOTING. At all meetings of stockholders, every stockholder of record as of the applicable record date shall be entitled to vote, either in person or by proxy appointed by instrument in writing or by electronic means (telephone or internet), signed, or identified by the stockholder's identification number or other unique identifier, as applicable, by such stockholder or such stockholder's authorized agent. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, except as otherwise provided in the Certificate of Incorporation. A vote may be cast either orally or in writing, at the discretion of the chairman of the meeting.

                  SECTION 8. ADJOURNMENTS. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time by a majority vote of the shares present in person or by proxy. Unless the Board of Directors fixes a new record date for the adjourned meeting, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

                  SECTION 9. CONDUCT OF BUSINESS. Only such business shall be conducted at a meeting of stockholders as is specified in the notice of meeting (or any supplement thereto) or as may be properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote at such meeting. In addition to any other applicable requirements and limitations (including requirements of the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder with respect to inclusion of proposals in the Corporation's proxy solicitation materials), for business to be properly brought before a meeting by a stockholder (other than the nomination of candidates for election as directors as provided in Article II, Section 2), notice thereof in writing must be delivered to the Secretary of the Corporation not later than (a) with respect to an annual meeting of stockholders, ninety
(90) days in advance of such meeting, provided, however, if the annual meeting is not held on or within eight (8) days of the date set forth in Article I,
Section 2 and if less than one hundred (100) days notice or public disclosure of the date of the meeting is given to the stockholders, such notice by a stockholder must be not later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given the stockholders and (b) with respect to a special meeting of stockholders, such notice by a stockholder must be not later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given to the stockholders. A stockholder's notice to the Secretary shall set forth as to any matter the stockholder proposes to bring before the meeting (a) the name and address of the stockholder, (b) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (c) any material interest of the stockholder in such business. The chairman of the meeting may rule out of order any business not properly brought before the meeting in compliance with the foregoing procedures.

                                   ARTICLE II
                                    DIRECTORS

                  SECTION 1. NUMBER AND TERM OF OFFICE. The number of directors constituting the entire Board of Directors of the Corporation shall be not less than three (3) nor more than fifteen (15) and shall be determined in the manner set forth in the Certificate of Incorporation. At each annual meeting of stockholders, directors shall be elected by a plurality of the votes cast, to hold office until the next annual meeting and until their successors are elected and qualified, except as provided in the Certificate of Incorporation.

                  SECTION 2. NOMINATIONS OF DIRECTOR CANDIDATES. Nominations of candidates for election as directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations by a stockholder must be made by notice in writing delivered to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, provided, however, if the annual meeting is not held on or within eight (8) days of the date set forth in Article I, Section 2 and if less than one hundred (100) days notice or public disclosure of the date of the meeting is given to the stockholders, such notice by a stockholder must be not later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given the stockholders, and (b) with respect to an election to be held at a special meeting of stockholders, such notice by a stockholder must be not later than the tenth day following the date on which notice or public disclosure of the date of the meeting was first given the stockholders. A stockholder's notice to the Secretary shall set forth: (a) the name and address of the stockholder, (b) the name, age and business address of each nominee proposed in such notice, (c) such other information concerning each nominee as must be disclosed of nominees in proxy solicitations pursuant to proxy rules of the Securities and Exchange Commission, and (d) the written consent of each nominee to serve as a director if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Stockholder's compliance with the foregoing procedures shall not require the Corporation to include a proposed nominee in the Corporation's proxy solicitation materials.

                  SECTION 3. REMOVAL OF DIRECTORS. Subject to the rights of holders of any series of preferred stock then outstanding, any director may be removed, with or without cause, from office at any time by stockholders in accordance with Delaware law.

                  SECTION 4. VACANCIES. Except as provided in the Certificate of Incorporation, any vacancy in the Board of Directors through death, resignation, disqualification or other cause, or because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum, for a term of office continuing only until the next election of directors by the stockholders.

                  SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held, either within or without the State of Delaware, at such time and at such place as may from time to time be determined by the Board of Directors, and no notice shall be required to be given of any regular meeting.

                  SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held, either within or without the State of Delaware, by resolution of the Board of Directors or whenever called by the Chairman or Vice Chairman of the Board, the Chief Executive Officer (if one is designated) or the President, or a Vice President or the Secretary of the Corporation, provided that notice thereof is given personally to the last known address of each director either by mail, not less than forty-eight (48) hours before such meeting, or by telephone or telegram, not less than twenty-four (24) hours before such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any director may waive notice of any special meeting.

                  SECTION 7. QUORUM AND VOTING. A majority of the members of the Board then in office shall constitute a quorum for the transaction of business, except where otherwise provided by law or the Certificate of Incorporation or the By-Laws; but a majority of members present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board, unless the vote of a larger number is required by law or the Certificate of Incorporation or the By-Laws.

                  SECTION 8. ACTION OF DIRECTORS WITHOUT A MEETING. Except as otherwise provided by law, action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or committee. The consent has the same effect as a vote of the Board or committee for all purposes.

                  SECTION 9. CHAIRMAN OF THE BOARD. The Board of Directors may elect a Chairman of the Board from among the members of the Board. If the Board of Directors has elected a Chairman of the Board, the Chairman shall preside at all meetings of stockholders and of the Board of Directors and shall perform such duties as may be designated by the Board of Directors.

                  SECTION 10. VICE CHAIRMAN OF THE BOARD. The Board of Directors may elect a Vice Chairman of the Board from among the members of the Board. If the Board of Directors has elected a Vice Chairman of the Board, the Vice Chairman shall perform such duties as may be designated by the Chairman of the Board, subject to the direction of the Board of Directors.

                                   ARTICLE III
                                    OFFICERS

                  SECTION 1. SENIOR OFFICERS. The senior officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and, if so designated, a Chief Executive Officer. The Board of Directors and the Chairman of the Board shall each have power to add designations to the aforesaid offices and to create such other offices as each may from time to time deem expedient, and the Board of Directors shall, at some convenient time after each annual meeting, elect senior officers of the Corporation for the ensuing year.

                  SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall perform such duties as may be designated by the Board of Directors, and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation. In the absence or incapacity of the Chief Executive Officer, the Board of Directors shall determine which other officer shall perform the duties of that office.

                  SECTION 2. THE PRESIDENT. The President shall perform such duties as may be designated by the Board of Directors or the Chief Executive Officer (if one is designated), and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation. In the absence or incapacity of the President, the Board of Directors shall determine which other officer shall perform the duties of that office.

                  SECTION 3. THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as may be designated by the Chairman of the Board, the President or the Chief Executive Officer (if one is designated), subject to the direction of the Board of Directors. Any Vice President shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation.

                  SECTION 4. THE TREASURER. The Treasurer shall have the custody of and be responsible for all funds and securities of the Corporation, subject to the control of the Board of Directors. The Treasurer shall keep bank accounts in the name of the Corporation and shall exhibit the books and accounts to any director upon application at the principal office of the Corporation during ordinary business hours. The Treasurer shall perform all duties incident to the position of Treasurer, subject to the control of the Board of Directors, and shall have authority to sign and endorse all notes, checks, drafts and other obligations of the Corporation.

                  SECTION 5. THE SECRETARY. The Secretary shall keep a record in proper books provided for that purpose of all the meetings and proceedings of the Board of Directors and the minutes of the stockholders' meetings, and shall keep such other records and shall perform such other duties as the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer (if one is designated) shall designate. The Secretary shall notify the directors and stockholders of their respective meetings, shall attend to the giving and serving of all notices of the Corporation, and shall in general do and perform all the duties pertaining to the office, subject to the control of the Board of Directors.

                  The Secretary shall keep a stock certificate book and transfer book at the office of the Corporation, or at such other place or places as may be chosen by the Board of Directors. The Secretary shall keep careful data from which a list of stockholders can be compiled, and shall furnish such list upon order of the Board of Directors. The Secretary shall have the custody of the seal of the Corporation, and shall attach the same to instruments required to be executed under the seal of the Corporation.

                  SECTION 6. DIVISIONAL AND OPERATIONS VICE PRESIDENTS AND JUNIOR OFFICERS. The Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer (if one is designated) may each elect such Divisional Vice Presidents and Operations Vice Presidents and such other junior officers as each may from time to time deem expedient. The Divisional Vice Presidents, Operations Vice Presidents and junior officers shall have such powers and authority and shall perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer (if one is designated) or the senior officer to whom they report. Any such junior officers shall not be considered corporate officers.

                  SECTION 7. REMOVAL. Any officer elected or appointed by the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer (if one is designated) may be removed at any time by the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer (if one is designated).

                  SECTION 8. VACANCIES. Vacancies among seniors officers of the Corporation during the year may be filled for the unexpired portion of the term by the Board of Directors. In addition, vacancies among Vice Presidents during the year (other than those executives designated as "officers" for the purposes of Section 16 Securities Exchange Act of 1934, as amended, by the Board of Directors) may be filled for the unexpired portion of the term by the Chairman of the Board, the Chief Executive Officer (if one is designated) or the President.

                                   ARTICLE IV
                                   COMMITTEES

                  SECTION 1. The Board of Directors may by resolution designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with responsibilities and duties of which may be prescribed by the Board of Directors, subject to such limitations as provided by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

                                    ARTICLE V
                                  CAPITAL STOCK

                  SECTION 1. CERTIFICATES. Certificates of shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors, signed by the Chairman or Vice Chairman of the Board, the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. The seal of the Corporation may be engraved on the certificates instead of being manually affixed, and the signatures of officers may be facsimile signatures if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. All certificates of stock shall be consecutively numbered, and the name(s) and address(es) of the person(s) to whom issued, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates of stock surrendered to the Corporation for transfer shall be cancelled and, except in the case of lost or destroyed certificates as hereinafter provided, no new certificate shall be issued until the former certificate or certificates for the shares represented thereby shall have been surrendered and cancelled.

                  SECTION 2. LOST CERTIFICATES. When a certificate of stock previously issued is alleged to have been lost or destroyed, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                  SECTION 3. TRANSFER OF SHARES. Transfer of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and the

Corporation may decline to recognize the holder of any certificate of stock of the Corporation as a stockholder until the shares represented by such certificate are transferred into his or her name on the stock transfer books of the Corporation. The Corporation shall be entitled to treat the holder of record of any shares of stock as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. The Board of Directors may appoint one or more stock transfer agents and registrars (which functions may be combined), and may require all stock certificates to bear the signature of such transfer agent and such registrar.

                  SECTION 4. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of and to vote at a meeting of stockholders or an adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action.

                                   ARTICLE VI
                                  MISCELLANEOUS

                  SECTION 1. SEAL. The seal of the Corporation shall be circular in form, with the words "Kmart Holding Corporation, Delaware" on the circumference, and shall be kept in the charge and custody of the Secretary, to be affixed to all instruments requiring a seal.

                  SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end on the last Wednesday in January in each year.

                                   ARTICLE VII
                                   AMENDMENTS

                  SECTION 1. BY DIRECTORS. These By-Laws may be amended, altered or repealed and new By-Laws may be adopted at any meeting of the Board of Directors by a majority vote of the members of the Board then in office.

                  SECTION 2. BY STOCKHOLDERS. These By-Laws may also be amended, altered or repealed and new By-Laws may be adopted at any meeting of stockholders, if such purpose is contained in the notice of meeting (pursuant to Article I, Section 3), by a majority of the votes cast by the holders of shares entitled to vote thereon, given in person or by proxy, at an annual or special meeting of the stockholders called and held for such purpose. These By-Laws may also be amended, altered or repealed and new By-Laws may be adopted by an action taken in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Section 228 of the Delaware General Corporation Law.

                                       9